Exhibit 10.2

EXECUTION

WARRANT PURCHASE AGREEMENT

THIS WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of July 8, 2015 (the “Closing Date”) by and between GRANDPARENTS.COM, INC., a Delaware corporation (the “Company”) and VB FUNDING, LLC, a Delaware limited liability company (“Purchaser”).

RECITALS

A.        As of the date hereof, Purchaser intends to extend certain credit accommodations to the Company as described in the Credit Agreement (as defined below).

B.        As a condition of Purchaser’s willingness to extend such credit accommodations, the Company has agreed to issue and sell to Purchaser on the Closing Date a warrant (the “Warrant”) for the purchase of common stock of the Company, and, if applicable, on the consummation of the Second Closing (as defined herein) a second warrant for the purchase of common stock of the Company (the “Advance Warrant”, and, together with the Warrant, the “Warrants”)) as more particularly described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchaser hereby agree as follows:

1.	Authorization and Purchase of the Warrant.

(a)	Authorization of the Warrant. As of the Closing Date, the Company’s Board of Directors has authorized the issuance by the Company and the sale to the Purchaser of the Warrants to purchase an aggregate of up to 20,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company, all as more fully described below and subject to the conditions set forth below and in the form of warrant annexed hereto as Exhibit 1. The shares of Common Stock issuable upon exercise of each Warrant are herein referred to as the “Warrant Shares;” and the Warrants and the Warrant Shares are herein together referred to as the “Securities”.

(b)	Purchase of Warrants. Subject to the terms and conditions set forth below and in the Warrants, on the Closing Date the Company shall issue to Purchaser the Warrant in consideration of the senior secured term loan in the amount of up to $5,000,000.00 as governed by, among other things, that certain Credit Agreement dated of even date herewith between the Company and the Purchaser (the “Credit Agreement”) and, if applicable, on the Second Closing Date the Company shall issue to Purchaser the Advance Warrant in consideration of the Additional Advance (as defined in the Credit Agreement) as governed by, among other things, the Credit Agreement.

(c)	Cancelation of Prior Warrant. Contemporaneously herewith, Purchaser shall tender, for cancellation, that certain Warrant No. GP-187 dated May 18, 2015 (the “Surrender Warrant”) issued by the Company to Purchaser pursuant to that certain Warrant Purchase Agreement dated May 18, 2015 in accordance with the terms of such Warrant Purchase Agreement and the Surrender Warrant.

2.	The Closings.

(a)	Concurrently with the execution and delivery of this Agreement, the Company and Purchaser shall consummate the issuance and sale of the Warrant, which shall be a warrant to purchase 12,500,000 shares of Common Stock, to Purchaser pursuant to the terms of this Agreement.

(b)	Concurrently with, and as a condition to the closing of the Additional Advance (as defined in the Credit Agreement), the Company and Purchaser shall consummate the issuance and sale of the Advance Warrant (the “Second Closing”), which shall be a warrant to purchase 7,500,000 shares of Common Stock, pursuant to the terms of this Agreement.

3.	Representations and Warranties of the Company. The Company represents and warrants to Purchaser as of the Closing Date as follows:

(a)	Corporate Power; Authorization. The Company has the requisite corporate power and has taken all requisite corporate action on the part of the Company to execute and deliver each of this Agreement and the Warrants, to sell and issue the Securities and to carry out and perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been validly executed on behalf of the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and (ii) as limited by equitable principles generally (regardless of whether enforcement is sought in a proceeding at law or in equity). The consummation by the Company of the transactions contemplated herein will not result in a violation of any of the terms or provisions of the Company’s Third Amended and Restated Certificate of Incorporation or Second Amended and Restated Bylaws.

(b)	Validity of Securities. The Warrants have been duly authorized and when issued in accordance with this Agreement, will be validly issued and shall be clear of any liens or encumbrances and shall not be subject to preemptive rights or similar rights of stockholders; and when the Warrant Shares are issued upon due exercise in accordance with and for the consideration provided for in the Warrants, they will be validly issued and outstanding, fully paid and nonassessable and free of any liens or encumbrances arising through the Company.

(c)	SEC Documents; Financial Statements. Each of the Company’s material reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) made with the Securities and Exchange Commission (the “SEC”) (collectively, the “SEC Documents”), as of their respective dates (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), conforms in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. Each of the SEC Documents when filed (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto as in effect at the time of filing (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing). The Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such Financial Statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of the respective dates they were prepared subject, in the case of interim financial statements, to normal, and recurring year-end audit adjustments and the absence of notes. From December 31, 2014 through the date hereof, except for any events described in the SEC Documents, to the knowledge of the Company there have been no events giving rise to a material adverse effect on the business of the Company.

(d)	Authorized and Unissued Shares of Common Stock. During the period within which any Warrant may be exercised, the Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to this Agreement and the Warrants in such amount as may be required to fulfill its obligations to issue the Warrant Shares under this Agreement and the Warrants.

4.	Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company as of the Closing Date as follows:

(a)	Investment Experience. Purchaser is, and on the date which it exercises a Warrant it will be, an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”), and was not organized for the specific purpose of acquiring the Securities. The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Purchaser has had the opportunity to ask questions and receive answers concerning the terms and conditions of its purchase of the Securities and to obtain any additional information from the Company that is necessary to verify the information furnished in the SEC Documents.

(b)	Investment Intent. Purchaser is (i) purchasing the Warrants and (ii) upon exercise of the Warrants will acquire the Warrant Shares issuable upon exercise thereof, for investment purposes for its own account only and not with a view to, or for resale in connection with, any public sale or “distribution” thereof within the meaning of the Securities Act. Purchaser understands that the Securities have not been registered under the Securities Act or registered or qualified under the applicable securities law of any other jurisdiction in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(c)	Authorization. Purchaser has the requisite limited liability company power and has taken all requisite limited liability company action on the part of the Purchaser to execute and deliver this Agreement and to carry out and perform all of its obligations hereunder. The execution and delivery of this Agreement has been duly authorized by all necessary limited liability company action on the part of the Purchaser. This Agreement has been validly executed on behalf of the Purchaser and constitutes the valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and (ii) as limited by equitable principles generally (regardless of whether enforcement is sought in a proceeding at law or in equity). The consummation by the Purchaser of the transactions contemplated herein will not result in a violation of any of the terms or provisions of the Company’s Certificate of Formation or its limited liability company operating agreement.

(d)	No Legal, Tax or Investment Advice. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Securities constitutes accounting, legal, tax or investment advice. Purchaser has consulted such accounting, legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate to make an informed decision with respect to its acquisition of the Securities.

5.	Restrictions on Transfer of Securities; Registrable Securities.

(a)	Restrictions on Transferability. The Securities shall not be offered, sold, resold, pledged, assigned or otherwise transferred from Purchaser to a transferee (any such transferee, a “Holder”) other than (i) if such Securities have been registered for sale pursuant to an effective registration statement under the Securities Act or (ii) (A) in accordance with the provisions of Section 6(d) hereof, (B) in accordance with the applicable provisions of the Warrants, and (C) where the Purchaser shall have delivered to the Company an opinion of counsel, in a form acceptable to the Company and from counsel reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration. Purchaser will be required to notify any subsequent purchaser of any then-existing resale restrictions as set forth above. The Company shall be entitled to give stop transfer instructions to the transfer agent with respect to the Securities to enforce the foregoing restrictions.

(b)	Restrictive Legends. The Purchaser understands that the Securities have been issued (or will be issued in the case of the Warrant Shares) pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws, and the Securities (or any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) shall (unless otherwise permitted by the provisions hereof or the Warrants) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable federal or state securities laws):

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

(c)	Limitation on Transfer. Notwithstanding the other applicable provisions of this Agreement to the contrary, the Purchaser agrees that it shall not transfer the Warrants to more than ten (10) holders, and each holder to whom all or part of any Warrant shall be transferred, by executing the assignment agreement attached to the Warrant, cannot transfer such Warrant to more than one holder.

6.	Miscellaneous.

(a)	Waiver; Amendment. The terms of this Agreement may be waived or amended only with the written consent of the Company and Purchaser.

(b)	Governing Law. This Agreement and any Warrants shall each be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York without regard to conflict of laws.

(c)	Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Company or Purchaser and the Closing.

(d)	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may assign its rights under this Agreement to any person to whom Purchaser assigns or transfers any Securities, provided (i) such transferor agrees in writing with the transferee or assignee for the assignment of such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of the name and address of such transferee or assignee, (iii) such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchaser,” and (iv) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

(e)	Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

(f)	Notices, etc. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by facsimile, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed:

If to Purchaser:	VB Funding, LLC
190 Farmington Avenue
Farmington, CT 06032
Facsimile: (860) 676-8617
Attention: VJ Dowling

If to the Company:	Grandparents.com, Inc.
589 Eighth Avenue, 6th floor
New York New York 10018
Facsimile: (646) 654-6106
Attention: Matthew Schwartz, VP & Chief
Compliance Officer

or in any case at such other address as Purchaser or the Company shall have furnished to the other in writing.

(g)	Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)	Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference and shall not, by themselves, determine the construction of this Agreement.

(i)	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(j)	Confidentiality. All references to the Purchaser contained in any press release, advertisement or promotional material issued by the Company must be approved in writing by the Purchaser in advance of issuance. Notwithstanding the foregoing, the Company retains the right in its sole discretion to disclose this Agreement (including its terms and conditions), as well as Purchaser, as needed to comply with its obligations under applicable laws and regulations, including stock exchange regulations.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above.

GRANDPARENTS.COM, INC.,
a Delaware corporation

By:	/s/ Matthew Schwartz
Name:	Matthew Schwartz
Title:	VP/Chief Compliance Officer

VB FUNDING, LLC,
a Delaware limited liability company

By:	/s/ Vincent J. Dowling, Jr.
Name:	Vincent J. Dowling, Jr.
Title:	Managing Member